EXHIBIT 23.1

INDEPENDENT ACCOUNTANTS' CONSENT

To the Board of Directors
Reperio Exploration Inc.

We hereby consent to the use of our report on the balance sheet for the year ended June 30, 2006 and the statements of operations, stockholders' equity, and cash flows for the period from January 23, 2006 (inception) to June 30, 2006 and the notes to such financial statements of Reperio Exploration Inc. in the Form SB-2 dated on or around July 20, 2006 which appears in such form.

/s/ "De Leon & Company, P.A."

Certified Public Accountants
Pembroke Pines, Florida, USA
July 20, 2006